N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	July 18, 2022

ELS REPORTS SECOND QUARTER RESULTS
Continued Strong Performance;
Guidance Update

CHICAGO, IL – July 18, 2022 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2022. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Six Months Ended June 30, 2022
For the quarter ended June 30, 2022, total revenues increased $35.2 million, or 10.7%, to $365.3 million, compared to $330.1 million for the same period in 2021. For the quarter ended June 30, 2022, net income available for Common Stockholders increased $0.4 million, to $61.5 million, or $0.33 per Common Share, compared to $61.1 million, or $0.33 per Common Share, for the same period in 2021.
For the six months ended June 30, 2022, total revenues increased $91.7 million, or 14.5%, to $725.5 million, compared to $633.8 million for the same period in 2021. For the six months ended June 30, 2022, net income available for Common Stockholders increased $18.1 million, or $0.09 per Common Share, to $144.4 million, or $0.78 per Common Share, compared to $126.3 million, or $0.69 per Common Share, for the same period in 2021.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended June 30, 2022, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $4.0 million, or $0.01 per Common Share, to $121.6 million, or $0.62 per Common Share, compared to $117.6 million, or $0.61 per Common Share, for the same period in 2021. For the six months ended June 30, 2022, Funds from Operations available for Common Stock and OP Unit holders increased $24.4 million, or $0.10 per Common Share, to $262.5 million, or $1.34 per Common Share, compared to $238.1 million, or $1.24 per Common Share, for the same period in 2021.
For the quarter ended June 30, 2022, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $7.0 million, or $0.03 per Common Share, to $125.3 million, or $0.64 per Common Share, compared to $118.3 million, or $0.61 per Common Share, for the same period in 2021. For the six months ended June 30, 2022, Normalized Funds from Operations available for Common Stock and OP Unit holders increased $25.8 million, or $0.12 per Common Share, to $266.7 million, or $1.37 per Common Share, compared to $240.9 million, or $1.25 per Common Share, for the same period in 2021.
For the quarter ended June 30, 2022, property operating revenues, excluding deferrals, increased $20.7 million to $315.8 million, compared to $295.1 million for the same period in 2021. For the six months ended June 30, 2022, property operating revenues, excluding deferrals, increased $57.8 million to $638.2 million, compared to $580.4 million for the same period in 2021. For the quarter ended June 30, 2022, income from property operations, excluding deferrals and property management, increased $8.3 million to $174.8 million, compared to $166.5 million for the same period in 2021. For the six months ended June 30, 2022, income from property operations, excluding deferrals and property management, increased $30.5 million to $367.3 million, compared to $336.8 million for the same period in 2021.

i

For the quarter ended June 30, 2022, Core property operating revenues, excluding deferrals, increased approximately 4.9% and Core income from property operations, excluding deferrals and property management, increased approximately 3.3%, compared to the same period in 2021. For the six months ended June 30, 2022, Core property operating revenues, excluding deferrals, increased approximately 7.2% and Core income from property operations, excluding deferrals and property management, increased approximately 6.2%, compared to the same period in 2021.
Business Updates
Pages 1 and 2 of this Earnings Release and Supplemental Financial Information provide an update on operations and 2022 guidance.
Investment Activity
In June 2022, we completed the acquisition of Holiday Trav-L-Park Resort, a 299-site oceanfront Recreational Vehicle (“RV”) community located in Emerald Isle, North Carolina, Oceanside RV Resort, a 139-site RV community located in Oceanside, California, and one land parcel adjacent to one of our properties for an aggregate purchase price of $97.4 million. Our total year to date acquisition investment is $113 million.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of July 18, 2022, we own or have an interest in 449 quality properties in 35 states and British Columbia consisting of 170,880 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, July 19, 2022, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);
•our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;
•our ability to attract and retain customers entering, renewing and upgrading membership subscriptions;
•our assumptions about rental and home sales markets;
•our assumptions and guidance concerning 2022 growth rates and Net Income, FFO and Normalized FFO per share data;
•our ability to manage counterparty risk;
•our ability to renew our insurance policies at existing rates and on consistent terms;
•home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

ii

•results from home sales and occupancy will continue to be impacted by local economic conditions, including an adequate supply of homes at reasonable costs, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;
•impact of government intervention to stabilize site-built single-family housing and not manufactured housing;
•effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;
•the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;
•unanticipated costs or unforeseen liabilities associated with recent acquisitions;
•our ability to obtain financing or refinance existing debt on favorable terms or at all;
•the effect of inflation and interest rates;
•the effect from any breach of our, or any of our vendors' data management systems;
•the dilutive effects of issuing additional securities;
•the outcome of pending or future lawsuits or actions brought by or against us, including those disclosed in our filings with the Securities and Exchange Commission; and
•other risks indicated from time to time in our filings with the Securities and Exchange Commission.

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2022 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment; (ix) our ability to integrate and operate recent acquisitions in accordance with our estimates; (x) our ability to execute expansion/development opportunities in the face of supply chain delays/shortages; (xi) completion of pending transactions in their entirety and on assumed schedule; (xii) our ability to attract and retain property employees, particularly seasonal employees; (xiii) ongoing legal matters and related fees; and (xiv) costs to restore property operations and potential revenue losses following storms or other unplanned events. In addition, these forward-looking statements, including our 2022 guidance are subject to risks related to the COVID-19 pandemic, many of which are unknown, including the duration of the pandemic, the extent of the adverse health impact on the general population and on our residents, customers and employees in particular, its impact on the employment rate and the economy, the extent and impact of governmental responses and the impact of operational changes we have implemented and may implement in response to the pandemic.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

    These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Supplemental Financial Information

Operations Update

Normalized FFO per Common Share
•Second Quarter (“Q2”) 2022: $0.64 or 4.5% growth compared to the same period in 2021.
•June Year to Date (“YTD”) 2022: $1.37 or 9.3% growth compared to the same period in 2021.
Core Income from property operations, excluding deferrals and property management
•Q2 2022: 3.3% growth compared to the same period in 2021.
•June YTD 2022: 6.2% growth compared to the same period in 2021.
MH - 60% of Total Property Operating Revenues
•Q2 2022 Core MH base rental income: 5.7% growth compared to the same period in 2021, which reflects 5.3% growth from rate increases and 0.4% from occupancy gains.
•June YTD 2022 Core MH base rental income: 5.7% growth compared to the same period in 2021, which reflects 5.2% growth from rate increases and 0.5% from occupancy gains.
•June YTD 2022 Core MH occupancy increased by 97 sites since December 31, 2021.
•June YTD 2022 Core Manufactured homeowners increased by 443 since December 31, 2021.
•Q2 New home sales: 365 which represents the highest volume of new home sales in a quarter in our history.
RV and Marina - 32% of Total Property Operating Revenues
•Q2 2022 Core RV and marina base rental income: 6.6% growth compared to the same period in 2021.
•June YTD 2022 Core RV and marina base rental income: 13.9% growth compared to the same period in 2021.
•Q2 2022 Core RV annual base rental income: 9.2% growth compared to the same period in 2021, which reflects 7.1% growth from rate increases and 2.1% from occupancy gains.
•Q2 2022 combined Core Seasonal and Transient RV base rental income: 2.4% or $0.6 million growth over the same period in 2021. Growth was $0.5 million below the midpoint of our guidance.
•June YTD 2022 combined Core Seasonal and Transient RV base rental income: 22.8% or $13.3 million growth over the same period in 2021.
•Core RV Site Composition

	June 30, 2022	June 30, 2021
Annual	32,000	31,300
Seasonal	12,100	10,700
Transient	12,500	14,200
Member	25,400	24,800
•Second quarter total nights camped increased 1.8% and 8.3% compared to the quarter ended June 30, 2021 and June 30, 2019, respectively.
•During the quarter and six months ended June 30, 2022 combined Utility, Payroll and Repair & Maintenance expense, which represent approximately two thirds of property operating expense, were 28.8% and 27.1%, respectively, of total property operating revenue compared to 27.7% and 26.1% for the quarter and six months ended June 30, 2021.
•Added 458 and 514 expansion Sites during the quarter and six months ended June 30, 2022, respectively.
•Core Transient RV base rental income for the 2022 4th of July holiday weekend declined 5.7% over 2021 and increased 14.7% over 2019.

2Q 2022 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

2022 Guidance (1)

($ in millions except per share)

	Third Quarter	Full Year
Net Income/share	$0.37 to $0.43	$1.54 to $1.64
FFO/share	$0.66 to $0.72	$2.65 to $2.75
Normalized FFO/share	$0.66 to $0.72	$2.68 to $2.78

Core Portfolio:
MH rate growth	5.3% to 5.5%	5.2% to 5.4%
RV Annual rate growth	6.6% to 6.8%	6.4% to 6.6%
Combined RV Seasonal and Transient base rental income growth	(2.5)% to (3.5)%	10.6% to 11.6%
Property operating revenue growth rate	4.3% to 4.9%	5.4% to 6.4%
Property operating expense growth rate	3.7% to 4.3%	5.2% to 6.2%
Income from property operations, excluding deferrals and property management growth rate(2)	4.7% to 5.3%	5.6% to 6.6%

______________________
(1)    Third quarter and full year 2022 guidance ranges represent a range of possible outcomes and the midpoint reflects management's estimate of the most likely outcome. Actual growth rates and per share amounts could vary materially from growth rates and per share amounts presented above if any of our assumptions, including occupancy and rate changes, our ability to manage expenses in an inflationary environment, our ability to integrate and operate recent acquisitions and costs to restore property operations and potential revenue losses following storms or other unplanned events, is incorrect. See Forward-Looking Statements in this release for additional factors impacting our 2022 guidance assumptions.
(2)    The expected contribution of our third quarter Core Income from property operations, excluding deferrals and property management is within a range of 24.6% to 25.6% of our expected full year Core Income from property operations, excluding deferrals and property management.

2Q 2022 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Investor Information

Equity Research Coverage(1)
Bank of America Securities	Barclays	Berenberg Bank
Jeffrey Spector/ Joshua Dennerlein	Anthony Powell	Keegan Carl

BMO Capital Markets	Citi Research	Colliers Securities
John Kim	Michael Bilerman/ Nick Joseph	David Toti

Evercore ISI	Green Street Advisors	RBC Capital Markets
Steve Sakwa/ Samir Khanal	John Pawlowski	Brad Heffern

Robert W. Baird & Company	Truist	UBS
Wes Golladay	Anthony Hau	Michael Goldsmith

______________________
1.Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not, by reference to these firms, imply our endorsement of or concurrence with such information, conclusions or recommendations.

2Q 2022 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Shares and OP Units outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sept 30, 2021	Jun 30, 2021
Operating Information
Total revenues	$365.3	$360.2	$335.3	$347.2	$330.1
Net income	$64.6	$87.1	$68.8	$74.1	$64.1
Net income available for Common Stockholders	$61.5	$82.9	$65.5	$70.6	$61.1
Adjusted EBITDAre (1)	$153.3	$168.4	$150.7	$150.8	$144.6
FFO available for Common Stock and OP Unit holders (1)(2)	$121.6	$140.9	$123.0	$124.5	$117.6
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$125.3	$141.4	$123.6	$124.5	$118.3
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$103.6	$125.1	$102.3	$106.1	$99.0

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	195,373	195,303	194,946	192,852	192,847
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,227	195,246	193,412	192,736	192,701
Net income per Common Share - Fully Diluted (3)	$0.33	$0.45	$0.36	$0.38	$0.33
FFO per Common Share and OP Unit - Fully Diluted	$0.62	$0.72	$0.64	$0.65	$0.61
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.64	$0.72	$0.64	$0.65	$0.61
Dividends per Common Share	$0.4100	$0.4100	$0.3625	$0.3625	$0.3625

Balance Sheet
Total assets	$5,400	$5,265	$5,308	$4,982	$4,824
Total liabilities	$3,878	$3,734	$3,822	$3,673	$3,522

Market Capitalization
Total debt (4)	$3,298	$3,193	$3,303	$3,154	$3,010
Total market capitalization (5)	$17,066	$18,130	$20,392	$18,216	$17,340

Ratios
Total debt / total market capitalization	19.3%	17.6%	16.2%	17.3%	17.4%
Total debt / Adjusted EBITDAre (6)	5.3	5.2	5.6	5.5	5.4
Interest coverage (7)	5.7	5.7	5.5	5.5	5.4
Fixed charges(8)	5.6	5.6	5.5	5.4	5.3

______________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 9 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $29.8 million as of June 30, 2022.
5.See page 16 for the calculation of market capitalization as of June 30, 2022.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

2Q 2022 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Investment in real estate:
Land	$2,073,106	$2,019,787
Land improvements	4,031,259	3,912,062
Buildings and other depreciable property	1,138,211	1,057,215
	7,242,576	6,989,064
Accumulated depreciation	(2,197,013)	(2,103,774)
Net investment in real estate	5,045,563	4,885,290
Cash and restricted cash	42,426	123,398
Notes receivable, net	41,925	39,955
Investment in unconsolidated joint ventures	84,113	70,312
Deferred commission expense	48,806	47,349
Other assets, net	136,755	141,567
Total Assets	$5,399,588	$5,307,871

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,724,040	$2,627,783
Term loan, net	496,373	297,436
Unsecured line of credit	47,800	349,000
Accounts payable and other liabilities	185,961	172,285
Deferred membership revenue	188,582	176,439
Accrued interest payable	9,520	9,293
Rents and other customer payments received in advance and security deposits	145,265	118,696
Distributions payable	80,311	70,768
Total Liabilities	3,877,852	3,821,700
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of June 30, 2022 and December 31, 2021; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 186,076,327 and 185,640,379 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	1,916	1,913
Paid-in capital	1,622,876	1,593,362
Distributions in excess of accumulated earnings	(191,828)	(183,689)
Accumulated other comprehensive income	16,241	3,524
Total Stockholders’ Equity	1,449,205	1,415,110
Non-controlling interests – Common OP Units	72,531	71,061
Total Equity	1,521,736	1,486,171
Total Liabilities and Equity	$5,399,588	$5,307,871

2Q 2022 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Rental income	$275,330	$255,698	$560,395	$504,720
Annual membership subscriptions	15,592	14,267	30,749	27,921
Membership upgrade sales current period, gross	9,535	9,207	16,686	19,221
Membership upgrade sales upfront payments, deferred, net	(6,367)	(6,454)	(10,451)	(13,881)
Other income	14,195	14,185	27,736	24,706
Gross revenues from home sales, brokered resales and ancillary services (1)	52,681	40,237	92,390	65,478
Interest income	1,722	1,742	3,481	3,509
Income from other investments, net	2,617	1,222	4,521	2,158
Total revenues	365,305	330,104	725,507	633,832

Expenses:
Property operating and maintenance	114,307	102,663	218,299	191,536
Real estate taxes	19,182	17,896	38,639	35,746
Sales and marketing, gross	6,409	6,298	11,323	12,474
Membership sales commissions, deferred, net	(957)	(1,438)	(1,540)	(2,937)
Property management	19,099	16,560	36,970	31,940
Depreciation and amortization	50,796	48,316	100,190	93,714
Cost of home sales, brokered resales and ancillary services (1)	40,971	31,793	71,670	50,710
Home selling expenses and ancillary operating expenses (1)	7,584	6,090	14,066	11,031
General and administrative	11,695	10,228	23,992	20,740
Other expenses	4,189	800	5,009	1,498
Early debt retirement	640	755	1,156	2,784
Interest and related amortization	28,053	27,131	55,517	53,406
Total expenses	301,968	267,092	575,291	502,642
Loss on sale of real estate, net	—	—	—	(59)
Income before equity in income of unconsolidated joint ventures	63,337	63,012	150,216	131,131
Equity in income of unconsolidated joint ventures	1,253	1,068	1,424	1,936
Consolidated net income	64,590	64,080	151,640	133,067

Income allocated to non-controlling interests – Common OP Units	(3,073)	(3,021)	(7,217)	(6,768)
Redeemable perpetual preferred stock dividends	(8)	(8)	(8)	(8)
Net income available for Common Stockholders	$61,509	$61,051	$144,415	$126,291

______________________
1.Prior period amounts have been reclassified to conform to the current period presentation.

2Q 2022 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 9 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 18 - 20.

2Q 2022 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
June 30, 2022
Income from property operations, excluding deferrals and property management - 2022 Core (1)	$166.6
Income from property operations, excluding deferrals and property management - Non-Core (1)	8.2
Property management and general and administrative	(30.8)
Other income and expenses (excluding transaction/pursuit costs)	9.4
Interest and related amortization	(28.1)
Normalized FFO available for Common Stock and OP Unit holders (2)	$125.3
Early debt retirement	(0.6)
Transaction/pursuit costs (3)	(3.1)
FFO available for Common Stock and OP Unit holders (2)	$121.6

FFO per Common Share and OP Unit - Fully Diluted	$0.62
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.64

Normalized FFO available for Common Stock and OP Unit holders (2)	$125.3
Non-revenue producing improvements to real estate	(21.7)
FAD for Common Stock and OP Unit holders (2)	$103.6

Weighted average Common Shares and OP Units - Fully Diluted	195.2

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1.See page 11 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 12 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.
2.See page 9 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Represents transaction/pursuit costs related to unconsummated acquisitions included in Other expenses in the Consolidated Statements of Income on page 6.

2Q 2022 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income available for Common Stockholders	$61,509	$61,051	$144,415	$126,291
Income allocated to non-controlling interests – Common OP Units	3,073	3,021	7,217	6,768
Membership upgrade sales upfront payments, deferred, net	6,367	6,454	10,451	13,881
Membership sales commissions, deferred, net	(957)	(1,438)	(1,540)	(2,937)
Depreciation and amortization	50,796	48,316	100,190	93,714
Depreciation on unconsolidated joint ventures	835	184	1,776	367
Loss on sale of real estate, net	—	—	—	59
FFO available for Common Stock and OP Unit holders	121,623	117,588	262,509	238,143
Early debt retirement	640	755	1,156	2,784
Transaction/pursuit costs (1)	3,082	—	3,082	—
Normalized FFO available for Common Stock and OP Unit holders	125,345	118,343	266,747	240,927
Non-revenue producing improvements to real estate	(21,738)	(19,308)	(38,106)	(30,892)
FAD for Common Stock and OP Unit holders	$103,607	$99,035	$228,641	$210,035

Net income available per Common Share - Basic	$0.33	$0.33	$0.78	$0.69
Net income available per Common Share - Fully Diluted (2)	$0.33	$0.33	$0.78	$0.69

FFO per Common Share and OP Unit - Basic	$0.62	$0.61	$1.35	$1.24
FFO per Common Share and OP Unit - Fully Diluted	$0.62	$0.61	$1.34	$1.24

Normalized FFO per Common Share and OP Unit - Basic	$0.64	$0.61	$1.37	$1.25
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.64	$0.61	$1.37	$1.25

Weighted average Common Shares outstanding - Basic	185,767	182,337	185,729	182,142
Weighted average Common Shares and OP Units outstanding - Basic	195,064	192,490	195,028	192,454
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,227	192,701	195,253	192,668

______________________
1.Represents transaction/pursuit costs related to unconsummated acquisitions included in Other expenses in the Consolidated Statements of Income on page 6.
2.Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest - Common OP Units.

2Q 2022 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
MH base rental income (2)	$158.7	$150.1	$316.0	$299.1
Rental home income (2)	3.8	4.3	7.8	8.6
RV and marina base rental income (2)	98.3	89.0	207.1	172.6
Annual membership subscriptions	15.6	14.3	30.7	27.9
Membership upgrade sales current period, gross	9.5	9.2	16.7	19.2
Utility and other income (2)	29.9	28.2	59.9	53.0
Property operating revenues	315.8	295.1	638.2	580.4

Property operating, maintenance and real estate taxes (2)	134.6	122.3	259.6	231.1
Sales and marketing, gross	6.4	6.3	11.3	12.5
Property operating expenses	141.0	128.6	270.9	243.6
Income from property operations, excluding deferrals and property management (1)	$174.8	$166.5	$367.3	$336.8

Manufactured home site figures and occupancy averages:
Total sites	73,442	73,182	73,452	73,088
Occupied sites	69,693	69,405	69,670	69,354
Occupancy %	94.9%	94.8%	94.9%	94.9%
Monthly base rent per site	$759	$721	$756	$719

RV and marina base rental income:
Annual	$66.6	$58.8	$131.0	$113.3
Seasonal	9.5	7.4	36.1	22.8
Transient	22.2	22.8	40.0	36.5
Total RV and marina base rental income	$98.3	$89.0	$207.1	$172.6

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 6. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.

2Q 2022 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,			Six Months Ended June 30,
	2022	2021	Change (2)	2022	2021	Change (2)
MH base rental income	$155.8	$147.4	5.7%	$310.2	$293.6	5.7%
Rental home income	3.8	4.3	(10.9)%	7.8	8.6	(9.4)%
RV and marina base rental income	87.4	81.9	6.6%	183.8	161.4	13.9%
Annual membership subscriptions	15.4	14.3	7.9%	30.5	27.9	9.2%
Membership upgrade sales current period, gross	9.3	9.2	1.2%	16.4	19.2	(14.5)%
Utility and other income	26.1	26.8	(2.7)%	52.4	50.3	4.2%
Property operating revenues	297.8	283.9	4.9%	601.1	561.0	7.2%

Utility expense	33.7	30.9	9.0%	67.3	59.9	12.3%
Payroll	28.5	26.7	6.8%	53.1	49.7	6.9%
Repair & Maintenance	23.6	21.0	12.3%	42.4	36.9	14.9%
Insurance and other (3)	22.4	21.5	4.1%	44.5	41.2	8.0%
Real estate taxes	16.7	16.2	3.4%	33.9	32.4	4.7%
Sales and marketing, gross	6.3	6.3	0.8%	11.2	12.5	(9.8)%
Property operating expenses	131.2	122.6	7.0%	252.4	232.6	8.6%
Income from property operations, excluding deferrals and property management (1)	$166.6	$161.3	3.3%	$348.7	$328.4	6.2%

Occupied sites (4)	68,992	68,711

Core manufactured home site figures and occupancy averages:
Total sites	72,454	72,186		72,455	72,091
Occupied sites	68,915	68,642		68,895	68,595
Occupancy % (5)	95.1%	95.1%		95.1%	95.2%
Monthly base rent per site	$753	$716		$750	$713

Core RV and marina base rental income:
Annual (6)	$57.4	$52.6	9.1%	$112.8	$103.6	8.9%
Seasonal	9.0	6.9	30.6%	34.0	22.1	54.1%
Transient	21.0	22.4	(6.6)%	37.0	35.7	3.7%
Total Seasonal and Transient	$30.0	$29.3	2.4%	$71.0	$57.8	22.8%

Total RV and marina base rental income	$87.4	$81.9	6.6%	$183.8	$161.4	13.9%

Core utility information:
Income	$14.7	$13.4	9.7%	$30.2	$26.9	12.3%
Expense	33.7	30.9	9.1%	67.3	59.9	12.4%
Expense, net	$19.0	$17.5	8.6%	$37.1	$33.0	12.4%

Utility Recovery Rate (7)	43.6%	43.4%		44.9%	44.9%
_____________________
1.Excludes property management and the GAAP deferral of membership upgrades sales upfront payments and membership sales commissions, net.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.
4.Occupied sites are presented as of the end of the period. Occupied sites have increased by 97 from 68,895 at December 31, 2021.
5.The decrease in the occupancy rate for the six months ended June 30, 2022 is due to the addition of expansion sites.
6.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.
7.Calculated by dividing the utility income by utility expense.

2Q 2022 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2022	June 30, 2022
MH base rental income	$2.9	$5.8
RV and marina base rental income	10.9	23.3
Annual membership subscriptions	0.2	0.3
Utility and other income	3.7	7.4
Membership upgrade sales current period, gross	0.3	0.3
Property operating revenues	18.0	37.1

Property operating expenses (2)	9.8	18.5
Income from property operations, excluding deferrals and property management (1)	$8.2	$18.6

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.Includes bad debt expense for the period presented.

2Q 2022 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Manufactured homes:
Rental operations revenues (1)	$10.9	$12.4	$22.2	$24.8
Rental home operations expense (2)	1.2	1.3	2.6	2.5
Income from rental home operations	9.7	11.1	19.6	22.3
Depreciation on rental homes (3)	2.5	2.7	5.0	5.3
Income from rental operations, net of depreciation	$7.2	$8.4	$14.6	$17.0

Occupied rentals: (4)
New	2,742	3,305
Used	375	491
Total occupied rental sites	3,117	3,796

	As of June 30, 2022		As of June 30, 2021
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$221.3	$184.1	$230.8	$196.5
Used	14.6	6.1	17.8	11.7
Total rental homes	$235.9	$190.2	$248.6	$208.2

______________________
1.For the quarters ended June 30, 2022 and 2021, approximately $7.1 million and $8.1 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on page 11. The remainder of the rental operations revenue is included in Rental home income for the quarters ended June 30, 2022 and 2021 in the Core Income from Property Operations on page 11.
2.Rental home operations expense is included in Property operating, maintenance and real estate taxes in the Consolidated Income from Property Operations on page 10. Rental home operations expense is included in Insurance and other in the Core Income from Property Operations on page 11.
3.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 6.
4.Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended June 30, 2022 and 2021 were 185 and 282 homes rented through ECHO Financing LLC ("ECHO joint venture"), respectively. As of June 30, 2022 and 2021, the rental home investment associated with the ECHO joint venture totaled approximately $7.1 million and $11.1 million, respectively.
5.Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture. As of June 30, 2022 and 2021, our investment in the ECHO joint venture was approximately $18.7 million and $17.7 million, respectively.

2Q 2022 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of June 30, 2022
Sites (1)
MH sites	73,400
RV sites:
Annual	34,200
Seasonal	12,700
Transient	14,900
Marina slips	6,900
Membership (2)	25,800
Joint Ventures (3)	3,000
Total	170,900

Home Sales - Select Data
	Quarters Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total New Home Sales Volume (4)	365	295	626	487
New Home Sales Volume - ECHO joint venture	29	16	51	24
New Home Sales Gross Revenues (4)	$33,848	$23,320	$59,378	$37,658

Total Used Home Sales Volume	97	108	169	210
Used Home Sales Gross Revenues	$1,367	$1,107	$2,365	$1,989

Brokered Home Resales Volume	263	212	451	372
Brokered Home Resales Gross Revenues	$1,049	$588	$1,660	$1,020

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 131,000 members. Includes approximately 6,300 sites rented on an annual basis.
3.Joint ventures have approximately 1,800 annual Sites and 1,200 transient Sites.
4.Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with the ECHO joint venture.

2Q 2022 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Memberships - Select Data

(Unaudited)

	Years Ended December 31,
	2018	2019	2020	2021	Six Months Ended June 30, 2022 (1)
Member Count (2)	111,094	115,680	116,169	125,149	131,049
Thousand Trails Camping Pass (TTC) Origination	37,528	41,484	44,129	50,523	27,157
TTC Sales	17,194	19,267	20,587	23,923	12,284
RV Dealer TTC Activations	20,334	22,217	23,542	26,600	14,873
Number of annuals (3)	5,888	5,938	5,986	6,320	6,341
Number of upgrade sales (4)	2,500	2,919	3,373	4,863	1,969

(In thousands, unaudited)
Annual membership subscriptions	$47,778	$51,015	$53,085	$58,251	$30,749
RV base rental income from annuals	$18,363	$19,634	$20,761	$23,127	$12,388
RV base rental income from seasonals/transients	$19,840	$20,181	$18,126	$25,562	$10,867
Membership upgrade sales current period, gross	$15,191	$19,111	$21,739	$36,270	$16,686
Utility and other income	$2,410	$2,422	$2,426	$2,735	$1,093

______________________
1.Activity through June 30, 2022.
2.Members have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
3.Members who rent a specific site for an entire year in connection with their membership subscriptions.
4.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

2Q 2022 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of June 30, 2022

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,750	83.4%
Unsecured Debt			548	16.6%
Total Debt (1)			$3,298	100.0%	19.3%

Common Shares	186,076,327	95.2%
OP Units	9,297,011	4.8%
Total Common Shares and OP Units	195,373,338	100.0%
Common Stock price at June 30, 2022	$70.47
Fair Value of Common Shares and OP Units			$13,768	100.0%
Total Equity			$13,768	100.0%	80.7%

Total Market Capitalization			$17,066		100.0%

______________________
1.    Excludes deferred financing costs of approximately $29.8 million.

2Q 2022 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of June 30, 2022
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt (1)	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2022	$—	—%	$—	—%	$—	—%	—%
2023	94,355	4.94%	—	—%	94,355	2.90%	4.94%
2024	10,116	5.49%	—	—%	10,116	0.31%	5.49%
2025	94,538	3.45%	—	—%	94,538	2.91%	3.45%
2026	—	—%	300,000	1.79%	300,000	9.23%	1.79%
2027	—	—%	200,000	2.01%	200,000	6.15%	2.01%
2028	209,675	4.19%	—	—%	209,675	6.45%	4.19%
2029	39,727	4.10%	—	—%	39,727	1.22%	4.10%
2030	275,385	2.69%	—	—%	275,385	8.47%	2.69%
2031	263,642	2.46%	—	—%	263,642	8.11%	2.46%
Thereafter	1,762,573	3.77%	—	—%	1,762,573	54.23%	3.77%
Total	$2,750,011	3.61%	$500,000	1.88%	$3,250,011	100.0%	3.34%

Unsecured Line of Credit	—		47,800		47,800

Note Premiums	213		—		213

Total Debt	2,750,224		547,800		3,298,024

Deferred Financing Costs	(26,185)		(3,627)		(29,812)

Total Debt, net	$2,724,039		$544,173		$3,268,212		3.48%	(1)

Average Years to Maturity	11.7		4.1		10.4

______________________
1.Reflects effective interest rate for the quarter ended June 30, 2022, including interest associated with the line of credit and amortization of note premiums and deferred financing costs.

2Q 2022 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated membership upgrade contract term. Although the NAREIT definition of FFO does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

2Q 2022 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2022	2021	2022	2021
Net income available for Common Stockholders	$61,509	$61,051	$144,415	$126,291
Redeemable perpetual preferred stock dividends	8	8	8	8
Income allocated to non-controlling interests – Common OP Units	3,073	3,021	7,217	6,768
Equity in income of unconsolidated joint ventures	(1,253)	(1,068)	(1,424)	(1,936)
Income before equity in income of unconsolidated joint ventures	63,337	63,012	150,216	131,131
Loss on sale of real estate, net	—	—	—	59
Membership upgrade sales upfront payments, deferred, net	6,367	6,454	10,451	13,881
Gross revenues from home sales, brokered resales and ancillary services (1)	(52,681)	(40,237)	(92,390)	(65,478)
Interest income	(1,722)	(1,742)	(3,481)	(3,509)
Income from other investments, net	(2,617)	(1,222)	(4,521)	(2,158)
Membership sales commissions, deferred, net	(957)	(1,438)	(1,540)	(2,937)
Property management	19,099	16,560	36,970	31,940
Depreciation and amortization	50,796	48,316	100,190	93,714
Cost of home sales, brokered resales and ancillary services (1)	40,971	31,793	71,670	50,710
Home selling expenses and ancillary operating expenses	7,584	6,090	14,066	11,031
General and administrative	11,695	10,228	23,992	20,740
Other expenses	4,189	800	5,009	1,498
Early debt retirement	640	755	1,156	2,784
Interest and related amortization	28,053	27,131	55,517	53,406
Income from property operations, excluding deferrals and property management	174,754	166,500	367,305	336,812
Membership upgrade sales upfront payments, and membership sales commissions, deferred, net	(5,410)	(5,016)	(8,911)	(10,944)
Property management	(19,099)	(16,560)	(36,970)	(31,940)
Income from property operations	$150,245	$144,924	$321,424	$293,928
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

______________________
1.Prior period amounts have been reclassified to conform to the current period presentation.

2Q 2022 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2022	2021	2022	2021
Consolidated net income	$64,590	$64,080	$151,640	$133,067
Interest income	(1,722)	(1,742)	(3,481)	(3,509)
Membership upgrade sales upfront payments, deferred, net	6,367	6,454	10,451	13,881
Membership sales commissions, deferred, net	(957)	(1,438)	(1,540)	(2,937)
Real estate depreciation and amortization	50,796	48,316	100,190	93,714
Other depreciation and amortization	1,119	740	1,946	1,444
Interest and related amortization	28,053	27,131	55,517	53,406
Loss on sale of real estate, net	—	—	—	59
Adjustments to our share of EBITDAre of unconsolidated joint ventures	1,361	273	2,817	519
EBITDAre	149,607	143,814	317,540	289,644
Early debt retirement	640	755	1,156	2,784
Transaction/pursuit costs (1)	3,082	—	3,082	—
Adjusted EBITDAre	$153,329	$144,569	$321,778	$292,428

CORE. The Core properties include properties we owned and operated during all of 2021 and 2022. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include properties that were not owned and operated during all of 2021 and 2022. This includes, but is not limited to, six RV communities and eleven marinas acquired during 2021, one membership RV community and three RV communities acquired during 2022 and our Westwinds MH community and Nicholson Plaza.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results, including the impact of depreciation, which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

______________________
1.Represents transaction/pursuit costs related to unconsummated acquisitions included in Other expenses in the Consolidated Statements of Income on page 6.

2Q 2022 Supplemental Financial Information	20	Equity LifeStyle Properties, Inc.